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                                                                       EXHIBIT A


                             JOINT FILING AGREEMENT


     In accordance with Rule 13d-1(k)(1) of the Securities Exchange Act of 1934, as amended, the undersigned agree to the joint filing on behalf of each of them a Statement on Schedule 13D (including any and all amendments thereto) with respect to the Common Stock of Foreland Corp. and further agree that this Agreement shall be included as an Exhibit to such joint filings.

     The undersigned further agree that each party hereto is responsible for timely filing of such Statement on Schedule 13D and any amendments thereto, and for the completeness and accuracy of the information concerning such party contained therein; provided that no party is responsible for the completeness or accuracy of the information concerning the other party, unless such party knows or has reason to believe that such information is inaccurate.

     This Agreement may be executed in one or more counterparts, each of which shall be deemed to be an original instrument, but all of such counterparts together shall constitute but one agreement.

     In evidence thereof the undersigned, being duly authorized, hereby execute this Agreement this 5th day of March, 1999.

                                            PETRO SOURCE CORPORATION


                                            By:
                                               ---------------------------------
                                               A. Howard McCollum
                                               President

                                            PETRO SOURCE INVESTMENTS, INC.


                                            By:
                                               ---------------------------------
                                               A. Howard McCollum
                                               President


                                               ---------------------------------
                                               A. Howard McCollum


                                               ---------------------------------
                                               Harvey H. Cody III

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